Exhibit 10.3

TERMINATION OF LETTER AGREEMENT

THIS TERMINATION OF LETTER AGREEMENT (this “Termination”) is made and entered into as of July 18, 2024, and shall be effective upon Closing (as defined below), by and among (i) AIB Acquisition Corporation, an exempted company incorporated with limited liability in the Cayman Islands (“SPAC”), (ii) AIB LLC, a Delaware limited liability company (the “Sponsor”), and (iii) the undersigned individuals. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Letter Agreement (as defined below) (and if such term is not defined in the Letter Agreement, then in the Business Combination Agreement (as defined below)).

RECITALS

WHEREAS, SPAC, the Sponsor, and the other undersigned Insiders are parties to that certain Letter Agreement dated as of January 18, 2022 (the “Letter Agreement”), attached hereto as Exhibit A;

WHEREAS, on December 27, 2023, (i) SPAC; (ii) the Sponsor (in the capacity as SPAC Representative thereunder), (iii) PS International Group Ltd., an exempted company incorporated with limited liability in the Cayman Islands), (iv) PSI Group Holdings Ltd 利航國際控股有限公司, an exempted company incorporated with limited liability in the Cayman Islands, and (v) the other parties thereto entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”);

WHEREAS, the parties hereto desire, upon the terms and subject to the conditions set forth in this Termination, to terminate the Letter Agreement effective upon the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”);

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Termination of the Letter Agreement. Subject to paragraph 2 below, the Letter Agreement is hereby terminated in its entirety and shall have no force or effect and no party shall have any further rights or obligations thereunder or in connection therewith.

2. Effectiveness. Notwithstanding anything to the contrary contained herein, this Termination shall become effective only upon the Closing. In the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Closing, this Termination shall automatically become null and void of no further force or effect. Nothing herein shall relieve any party to the Letter Agreement of liability for any breach thereof occurring prior to the effectiveness of this Termination.

3. Miscellaneous. The terms of this Termination shall be governed by, enforced and construed and interpreted in accordance with the laws of the State of New York, without giving effect to conflicts of law principles. This Termination may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

{REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW}

IN WITNESS WHEREOF, each party hereto has signed or has caused to be signed by its officer thereunto duly authorized this Termination of Letter Agreement as of the date first above written.

AIB ACQUISITION CORPORATION

By:	/s/ Eric Chen
Name:	Eric Chen
Title:	Chief Executive Officer

AIB LLC

By:	/s/ Eric Chen
Name:	Eric Chen
Title:	Managing Member

/s/ Eric Chen
Eric Chen

/s/ Axel Hoerger
Axel Hoerger

/s/ Merry Tang
Merry Tang

/s/ David Knower
David Knower

/s/ David Adelman
David Adelman

/s/ Jie Gao
Jie Gao

[Signature Page to Termination of Letter Agreement]

Acknowledged and agreed:

MAXIM GROUP LLC

By:	/s/ Larry Glassberg
Name:	Larry Glassberg
Title:	Co-Head of Investment Banking